IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF DELAWARE

In re:                                   )  Chapter 11
                                         )
FRUEHAUF TRAILER CORPORATION,            )  Case Nos. 96-1563
                                         )  Through 96-1572 (PJW)
                                         )
                                         )  Jointly Administered
                                         )
                                         )
                        Debtors.         )

       NOTICE OF ENTRY OF ORDER AND JUDGMENT CONFIRMING THE
      DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION,  DATED
       JULY 28, 1998 UNDER CHAPTER 11 OF THE UNITED STATES
            BANKRUPTCY CODE AND GRANTING RELATED RELIEF

 TO ALL CREDITORS AND OTHER PARTIES IN INTEREST:

    PLEASE TAKE NOTICE that on October 8, 1998, a hearing was held before the United States Bankruptcy Court for the District of Delaware, the Honorable Peter J. Walsh, to consider amendments to: (i) the above-list1ed Debtors' Amended Joint Plan of Reorganization, dated July 28, 1998 (the "Plan"); (ii) the Order and Judgment Confirming the Plan under Chapter 11, dated and entered September 17, 1998 (Docket No. 1524) (the "Confirmation Order"); (iii) the Amended First Modifications to the Debtors' Plan dated and entered September 17, 1998 (the "Plan Modifications") and (iv) the Order on Allowance of Claims dated September 16, 1998 (the "Eleventh Omnibus Order"). On October 20, 1996, the Bankruptcy Court entered the Order Amending (A) The Debtors' Amended Joint Plan of Reorganization,
(B) The Order and Judgment Confirming the Debtors' Plan and (C) The Eleventh Omnibus Order ("The Amending Order"). Pursuant to the Amending Order, the Plan became effective on October 27, 1998.

    PLEASE TAKE FURTHER NOTICE that copies of the Plan, the Plan Modifications, the Findings of Fact, the Confirmation Order and the Amending Order can be obtained on the Internet at http://www.camhy.com, by e-mail upon request from dneier@camhy.com and upon written request from IKON Office Solutions, Attn: Ed Carney, 901 North Market Street, Suite 718, Wilmington, Delaware 19801.


Dated:   Wilmington, Delaware
        October 30, 1998

                                    MORRIS, NICHOLS, ARSHT & TUNNELL
                                    By: /s/ William H. Sudell
                                        -----------------------
                                        William H. Sudell, Jr.(No. 463)
                                        Derek C. Abbott (No.3376)
                                        1201 North Market Street
                                        Wilmington, Delaware 19899-1347
                                        (302) 658-9200

                                              and

                                        CAMHY KARLINSKY & STEINLLP
                                        David Neier (DN 5391)
                                        1740 Broadway, 16th Floor
                                        New York, New York 10019-4315
                                        (212) 977-6600
                                        Attorneys for Debtors